Exhibit 10.5

AMENDED AND RESTATED

SHAREHOLDER VOTING PROXY AGREEMENT

This AMENDED AND RESTATED SHAREHOLDER VOTING PROXY AGREEMENT (this “Agreement”) is entered into on November 3, 2017 by and among:

1.	THE SHAREHOLDERS WHOSE NAMES ARE SET OUT IN APPENDIX I (each an “Shareholder” and collectively the “Shareholders”)

2.	SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD. (the “WFOE”)
Registered address: Unit 206-2, Level 2, Block 23, No. 8 Dong Bei Wang West Road, Haidian District, Beijing
Legal representative: Huang Wang

3.	HUAMI (BEIJING) INFORMATION TECHNOLOGY CO., LTD. (the “Company”)
Registered address: Unit 206-1, Level 2, Block 23, No. 8 Dong Bei Wang West Road, Haidian District, Beijing
Legal representative: Huang Wang

(in this Agreement, each of the above individually being referred to as a “Party”, collectively the “Parties”.)

WHEREAS:

1.	The Shareholders are the registered shareholders of the Company, holding in aggregate 100% of the shares of the Company; and

2	Each of the Shareholders is in desirous of appointing the individual designated by the WFOE as its proxy to exercise all the voting rights it is entitled to as a shareholder of the Company, and the WFOE is in desirous of nominating such individual to accept such appointment.

THEREFORE, upon consultations, the Parties hereby agree as follows:

ARTICLE 1 VOTING RIGHT DELEGATION

1.1	Each of the Shareholders hereby irrevocably undertakes to execute a power of attorney in substance and form as set forth in Annex II of this Agreement subsequent to the execution of this Agreement, to authorize the individual then designated by the WFOE (the “Proxy”) to exercise, on its behalf, the following rights it is entitled to as a shareholder of the Company pursuant to the articles of association of the Company then in effect (collectively, the “Proxy Rights”):

(1)	to propose the convening of and to attend shareholders’ meetings of the Company as the proxy of the Shareholders in accordance with the articles of association of the Company;

(2)	to exercise, on behalf of the Shareholders, the rights to vote on all matters which are required to be discussed and resolved at shareholders’ meetings of the Company, including without limitation, the appointment and election of the Company’s directors and other senior management to be appointed and removed by the Shareholders, and sale or transfer of all or part of the shares held by the Shareholders in the Company;

(3)	other voting rights of the Shareholders provided under the articles of association of the Company, as amended from time to time.

The authorization and appointment are subject to the condition that the Proxy shall be a national of the PRC and that the WFOE shall approve such authorization and appointment. No appointment or authorization of the Proxy(ies) shall be revoked by any Shareholder unless the WFOE gives written notice to the Shareholders of the removal and replacement of the Proxy(ies) upon which the Shareholders shall immediately appoint such other PRC national(s) then designated by the WFOE to exercise the above Proxy Rights, and such new authorization and appointment so made shall supersede the previous authorization and appointment.

1.2	The Proxy will, with due care and diligence and in compliance with laws, perform its obligations in respect of the appointment within the scope of authorization, and the Shareholders hereby acknowledge and agree to be responsible for any legal consequences arising from the exercise of the abovementioned Proxy Rights by the Proxy.

1.3	The Shareholders hereby acknowledge that the Proxy is not required to consult with the Shareholders in exercising the abovementioned Proxy Rights, provided that the Proxy shall promptly inform the Shareholders once a resolution has been passed or proposal for convening an interim shareholders’ meeting has been made.

ARTICLE 2 RIGHT TO INFORMATION

2.1	For the purpose of exercising the Proxy Rights under this Agreement, the Proxy shall be informed on the operation, business, customers, finance and employees and other affairs of the Company, and to inspect the relevant materials and records of the Company. The Company shall fully cooperate with the Proxy in this regard.

ARTICLE 3 EXERCISE OF THE PROXY RIGHTS

3.1	The Shareholders shall provide full assistance to the Proxy in its exercise of the Proxy Rights, including where necessary to promptly execute any resolution of shareholders’ meeting adopted by the Proxy or such other ancillary legal documents (such as to satisfy the requirement of necessary documents to be submitted for governmental approvals, registrations or filings).

3.2	At any time during the term of this Agreement, in the event that it is impossible to achieve the authorization or exercise of the Proxy Rights hereunder for any reason whatsoever (other than the breach of the Shareholders or the Company), the Parties shall immediately seek a substituted solution as close as possible to that of the unachievable provision and, when necessary, enter into a supplementary agreement to amend or modify the provisions of this Agreement such that the purpose of this Agreement shall continue to be achieved.

ARTICLE 4 DISCLAIMER AND INDEMNITY

4.1	The Parties acknowledge that under no circumstances shall the WFOE be held liable to the other Parties or any third party or to provide any indemnity, economic or otherwise, for the exercise of the Proxy Rights hereunder by the individual(s) designated by it.

4.2	The Shareholders and the Company agree to indemnify and hold the WFOE harmless against any and all losses suffered or likely to be suffered by it as a result of the exercise of the Proxy Rights by the Proxy designated by the WFOE, including, without limitation, any losses arising from any lawsuit, recourse, arbitration or claims brought by any third party against it or of any administrative investigation or sanction of any governmental authorities, provided that such losses are not caused by the willful misconduct or gross negligence of the Proxy.

ARTICLE 5 REPRESENTATIONS AND WARRANTIES

5.1	Each of the Shareholders hereby severally represents and warrants that:

5.1.1	it has full and independent legal status and legal capacity, and is duly authorized to execute, deliver and perform this Agreement and is capable of being an independent party to a lawsuit.

5.1.2	it has full power and authority to execute and deliver this Agreement and all the other documents related to the transactions contemplated hereunder which are to be executed by it, and to consummate the transactions contemplated hereunder. This Agreement is lawfully and duly executed and delivered by it and constitutes its legal and binding obligations, enforceable against it pursuant to the terms hereof.

5.1.3	it is the lawfully registered shareholder of the Company as of the effective date of this Agreement, and the Proxy Rights are free from any third party right, except for those created under this Agreement, the Amended and Restated Equity Pledge Agreement and the Amended and Restated Exclusive Option Agreement executed by and among the Shareholders, the Company, and the WFOE. Pursuant to this Agreement, the Proxy is able to exercise the Proxy Rights completely and fully in accordance with the articles of association of the Company then in effect.

5.2	Each of the WFOE and the Company hereby severally represents and warrants that:

5.2.1	it is a limited liability company duly registered and validly existing under the laws of the place of its incorporation with independent legal person status. It has full and independent legal status and legal capacity to execute, deliver and perform this Agreement, and is capable of being an independent party to a lawsuit.

5.2.2	it has full corporate power and authority to execute and deliver this Agreement and all the other documents related to the transactions contemplated hereunder which are to be executed by it, and the full power and authority to consummate the transactions contemplated hereunder.

5.3	The Company further represents and warrants that:

5.3.1	Each of the Shareholders is the lawfully registered shareholder of the Company as of the effective date of this Agreement. The Proxy Rights are free from any third party right, except for those created under this Agreement, the Amended and Restated Equity Pledge Agreement and the Amended and Restated Exclusive Option Agreement executed by and among the Shareholders, the Company, and the WFOE. Pursuant to this Agreement, the Proxy is able to exercise the Proxy Rights completely and fully in accordance with the articles of association of the Company then in effect.

ARTICLE 6 TERM

6.1	This Agreement shall become effective upon duly execution by the Parties hereto, and shall remain valid until it is terminated by written agreement of the Parties hereto.

6.2	In the event that any Shareholder, with the WFOE’s prior consent, transfers all shares held by it in the Company, such Shareholder shall no longer be a Party to this Agreement and the obligations and undertakings of the other Parties under this Agreement shall not be affected or impaired in any way.

ARTICLE 7 NOTICES

7.1	Any notice, request, demand and other correspondence required to be given or made pursuant to this Agreement shall be made in writing and delivered to relevant Parties.

7.2	Such notices or other correspondence shall be deemed to be duly served upon transmission if sent by fax or telex, or upon delivery if sent by hand, or five (5) days after posting if sent by mail.

ARTICLE 8 CONFIDENTIALITY OBLIGATIONS

8.1	Notwithstanding the termination of this Agreement, each Party shall be obliged to keep in strict confidence the trade secrets, proprietary and customer information, and all other information which are confidential in nature (collectively, the “Confidential Information”) of other Parties acquired during the entering into and performance of this Agreement. The receiving party of the Confidential Information shall not disclose any Confidential Information to any third parties unless it has obtained the prior written consent of the Party disclosing the Confidential Information, or required by relevant laws and regulations or the requirements of the place where a Party’s affiliate is listed. The receiving party of the Confidential Information shall not use, directly or indirectly, such Confidential Information for purposes other than performing its obligations under this Agreement.

8.2	The Confidential Information shall not include any information which:

(a)	as shown by written evidence, was rightfully known to the receiving party previously;

(b)	enters the public domain through no fault of the receiving party; or

(c)	is rightfully acquired by the receiving party from other sources subsequent to the receipt of the Confidential Information.

8.3	The receiving party may disclose the Confidential Information to its relevant employees, agents or professionals it retains, provided that it shall ensure that such persons shall comply with the terms and conditions of this Agreement and the receiving party shall be liable for the breach of any relevant terms and conditions of this Agreement by any of such persons.

8.4	Notwithstanding anything to the contrary in this Agreement, this Article shall survive the termination of this Agreement.

ARTICLE 9 LIABILITIES FOR BREACH OF CONTRACT

9.1	The Parties agree and acknowledge that, if any Party (the “Defaulting Party”) is materially in breach of any provision of this Agreement, or materially fails to perform or delays in performing any of the obligations hereunder, such breach, failure or delay shall constitute a default hereunder (the “Default”), and the non-defaulting Party (the “Non-defaulting Party”) shall be entitled to demand the Defaulting Party to rectify such Default or take remedial actions within a reasonable period of time. If the Defaulting Party fails to rectify such Default or take remedial actions within such reasonable period of time or ten (10) days from the receipt of the written notice from the other Party requiring such rectification:

9.1.1	the WFOE shall be entitled to terminate this Agreement and claim from the Defaulting Party for damages if the Defaulting Party is any Shareholder or the Company;

9.1.2	the Non-defaulting Party shall be entitled to claim from the Defaulting Party for damages if the Defaulting party is the WFOE, provided that under no circumstances shall the non-defaulting Party be entitled to terminate or rescind this Agreement unless otherwise provided by laws.

9.2	Notwithstanding any other provision herein, this Article shall survive the suspension or termination of this Agreement.

ARTICLE 10 MISCELLANEOUS

10.1	This Agreement is made in Chinese in twelve (12) originals with each Party holding one (1) original.

10.2	The formation, effectiveness, performance, amendment, interpretation and termination of this Agreement shall be governed by the PRC Laws.

10.3	Any dispute arising hereunder and in connection herewith shall be settled through consultations between the Parties, and if the Parties are unable to reach an agreement within thirty (30) days from the occurrence of the dispute, such dispute shall be submitted to China International Economic and Trade Arbitration Commission for arbitration in accordance with the arbitration rules thereof then in effect. The place of arbitration shall be in Beijing, and the language to be used in arbitration shall be Chinese. The award of arbitration shall be final and equally binding on the Parties of this Agreement.

10.4	No right, power or remedy of a Party under any provision of this Agreement shall preclude such Party from any other right, power or remedy of it under the laws and other provisions of this Agreement, nor shall any exercise of any right, power or remedy by a Party preclude such Party from exercising any other right, power or remedy.

10.5	No failure or delay by any Party in exercising any right, power and remedy (the “Rights”) pursuant to this Agreement or laws shall be deemed as a waiver of such Rights, and no single or partial waiver of any of the Rights of a Party shall preclude any other exercise of it or the exercise of any other Rights.

10.6	The headings of the Articles in this Agreement are inserted for the convenience of reference only, and under no circumstances shall be used in or otherwise affect the construction of this Agreement.

10.7	Each provision contained in this Agreement shall be severable and independent from other provisions, and in the event that any one or more provisions of this Agreement are held invalid, illegal or unenforceable at any time, the validity, legality or enforceability of the remaining provisions shall not be affected or impaired in any way.

10.8	Any amendments or supplements to this Agreement shall be made in writing and come into effect upon due execution by the Parties hereto.

10.9	No Party shall transfer any of its rights and/or obligations hereunder to any third parties without prior written consent of the other Parties.

10.10	This Agreement shall be binding on the legal assigns or successors of the Parties.

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[Signature page to the Shareholder Voting Proxy Agreement]

IN WITNESS WHEREOF, this Exclusive Option Agreement has been executed by the following Parties on the date first above written.

HUANG WANG

By:	/s/ Huang Wang

LU YUNFEN

By:	/s/ Lu Yunfen

FAN MEIHUI

By:	/s/ Fan Meihui

FAN BIN

By:	/s/ Fan Bin

ZHANG YI

By:	/s/ Zhang Yi

ZHANG XIAOJUN

By:	/s/ Zhang Xiaojun

LIU DE

By:	/s/ Liu De

Appendix I

[Signature page to the Shareholder Voting Proxy Agreement]

IN WITNESS WHEREOF, this Exclusive Option Agreement has been executed by the following Parties on the date first above written.

CAO LIPING

By:	/s/ Cao Liping

YUE BIN

By:	/s/ Yue Bin

LHASA HEYE INVESTMENT MANAGEMENT CO., LTD.

(Company seal: /s/ Lhasa Heye Investment Management Co., Ltd.)

By:	/s/ Zhou Kui
Name:	Zhou Kui
Title:	Authorized Signatory

SHUNYUAN KAIHUA (BEIJING) TECHNOLOGY CO., LTD.

(Company seal: /s/ Shunyuan Kaihua (Beijing) Technology Co., Ltd.)

By:	/s/ Huang Wang
Name:	Huang Wang
Title:	Legal Representative

HUAMI (BEIJING) INFORMATION TECHNOLOGY CO., LTD.

(Company seal: /s/ Huami (Beijing) Information Technology Co., Ltd.)

By:	/s/ Huang Wang
Name:	Huang Wang
Title:	Legal Representative

Appendix I

Appendix I:

General Information of the Company

Company Name: Huami (Beijing) Information Technology Co., Ltd.

Registered Address: Unit 206-1, Level 2, Block 23, No. 8 Dong Bei Wang West Road, Haidian District, Beijing

Registered Capital: RMB 2,020,200

Legal Representative: Huang Wang

Shareholding Structure:

Name of Shareholder	Amount of Contribution in the Registered Capital (in RMB 10,000)	Percentage of Contribution	Identity Card Number / Unified Social Credit Number
Huang Wang	92.47	45.773%	340104197511022019
Lu Yunfen	4.3	2.129%	320520196505212725
Fan Meihui	4.3	2.129%	352104197911071518
Fan Bin	4.3	2.129%	340825197909154716
Zhang Yi	4.3	2.129%	371203197907230012
Zhang Xiaojun	2.8	1.386%	340103197107201019
Liu De	35.82	17.731%	11010919730816001X
Cao Liping	35.82	17.731%	410123197908160046
Yue Bin	11.94	5.910%	422103198005020432
Lhasa Heye Investment Management Co., Ltd.	5.97	2.955%	915401260995934235

Total	202.02	100%	—

Appendix I

Appendix II:

Power of Attorney

This Power of Attorney (the “Power of Attorney”), executed by                     (Identity Card No.:                     ) on             2017, is issued to and in favor of                     (Identity Card No.:                     ) (the “Proxy”).

I/We,                     , hereby grant to the Proxy a general authorization to exercise, as my/our proxy and on my/our behalf, the following rights I am/we are entitled to as shareholder of Huami (Beijing) Information Technology Co., Ltd. (the “Company”):

(1)	to propose the convening of and to attend shareholders’ meetings of the Company as my/our proxy in accordance with the articles of association of the Company;

(2)	to exercise, as my/our proxy, the rights to vote on all matters discussed and resolved at shareholders’ meetings of the Company, including without limitation, the appointment and election of the Company’s directors and other senior management to be appointed and removed by the shareholders;

(3)	to exercise, as my/our proxy, other voting rights of the shareholders provided under the articles of association of the Company, as amended from time to time.

I/We hereby irrevocably acknowledge(s) that unless with instruction from Shunyuan Kaihua (Beijing) Technology Co., Ltd. (the “WFOE”) to replace the Proxy, this Power of Attorney shall remain valid until the expiry or early termination of the Amended and Restated Shareholder Voting Proxy Agreement dated             , 2017 by and among the WFOE, the Company and the shareholders of the Company.

The authorization is hereby granted.

Name:

By:
Date:	2017

Appendix II

Power of Attorney

This Power of Attorney (the “Power of Attorney”), executed by [name of grantor] ([Identity Card Number/ Unified Social Credit Number]) on November 3, 2017, is issued to and in favor of Shunyuan Kaihua (Beijing) Technology Co., Ltd. (with its registered address at Unit 206-2, Level 2, Block 23, No. 8 Dong Bei Wang West Road, Haidian District, Beijing) (the “Proxy”).

I, [name of grantor], hereby grant to the Proxy a general authorization to exercise, as my proxy and on my behalf, the following rights I am entitled to as a shareholder of Anhui Huami Information Technology Co., Ltd. (the “Company”):

(1)	to propose the convening of and to attend shareholders’ meetings of the Company as my proxy in accordance with the articles of association of the Company;

(2)	to exercise, as my proxy, the rights to vote on all matters discussed and resolved at shareholders’ meetings of the Company, including without limitation, the appointment and election of the Company’s directors and other senior management to be appointed and removed by the shareholders;

(3)	to exercise, as my proxy, other voting rights of the shareholders provided under the articles of association of the Company, as amended from time to time.

I hereby irrevocably acknowledges that unless with instruction from Shunyuan Kaihua (Beijing) Technology Co., Ltd. (the “WFOE”) to replace the Proxy, this Power of Attorney shall remain valid until the expiry or early termination of the Amended and Restated Shareholder Voting Proxy Agreement dated November 3, 2017 by and among the WFOE, the Company and the shareholders of the Company.

The authorization is hereby granted.

Name: [name of grantor]
[Company seal: /s/ name of grantor if grantor is a company]

By:	/s/ [name of grantor/grantor’s authorized representative if grantor is a company]
[Authorized Representative: name of grantor’s authorized representative if grantor is a company]

Date: November 3, 2017

Schedule of Material Differences

One or more persons executed and issued Power of Attorney to and in favor of Shunyuan Kaihua (Beijing) Technology Co., Ltd. using this form. Pursuant to Instruction ii to Item 601 of Regulation S-K, the Registrant may only file this form as an exhibit with a schedule setting forth the material details in which the executed agreements differ from this form:

No.	Name of Grantor/Grantor’s Authorized Representative	Identity Card Number/Unified Social Credit Number
1.	Huang Wang	340104197511022019
2.	Lu Yunfen	320520196505212725
3.	Fan Meihui	352104197911071518
4.	Fan Bin	340825197909154716
5.	Zhang Yi	371203197907230012
6.	Zhang Xiaojun	340103197107201019
7.	Liu De	11010919730816001X
8.	Cao Liping	410123197908160046
9.	Yue Bin	422103198005020432
10.	Lhasa Heye Investment Management Co., Ltd./ Zhou Kui	915401260995934235